Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES - OXLEY ACT OF 2002

In connection with the Quarterly Report of Protection One, Inc. and Protection One Alarm Monitoring, Inc. (the “Companies”) on Form 10-Q for the quarterly period ended September 30, 2003  (the “Report”) which this certification accompanies, Richard Ginsburg, in my capacity as President and Chief Executive Officer of the Companies, and Darius G. Nevin, in my capacity as Executive Vice President and Chief Financial Officer of the Companies, certify that the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Companies.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Companies and will be retained by the Companies and furnished to the Securities and Exchange Commission or its staff upon request.

Date: November 14, 2003	/s/	Richard_Ginsburg
Richard Ginsburg
President and Chief Executive Officer, Protection One, Inc.and Protection One Alarm Monitoring, Inc.

Date: November 14, 2003	/s/	Darius G. Nevin
Darius G. Nevin
Executive Vice President and Chief Financial Officer, Protection One, Inc. and Protection One Alarm Monitoring, Inc.

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes - Oxley Act of 2002 and shall not be deemed filed by the Company as part of the Report or as a separate disclosure document for purposes of Section 18 or any other provision of the Securities Exchange Act of 1934, as amended.